Exhibit 23.3

CONSENT OF FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS

5310 HARVEST HILL ROAD, SUITE 275

DALLAS, TEXAS 75230-5805

(972) 788-1110 Telefax 991-3160

E-Mail: forgarb@forgarb.com

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Halcón Resources Corporation (formerly RAM Energy Resources, Inc., a Delaware corporation) of the reference to our report dated February 7, 2012, which appears in the Annual Report on Form 10-K of Halcón Resources Corporation for the year ended December 31, 2011.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

FORREST A. GARB & ASSOCIATES, INC.

By:	/s/ William D. Harris
William D. Harris III
CEO / President

Dallas, Texas

August 1, 2012